Exhibit 99.(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Statements and Experts” and “Financial Highlights” in the Prospectus and to the incorporation by reference of our report dated August 22, 2014 on the financial statements and financial highlights of Touchstone Capital Growth Fund, one of the funds constituting the Touchstone Strategic Trust, included in the Annual Report to Shareholders for the fiscal year ended June 30, 2014, in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated October 30, 2014, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated October 30, 2014 of Touchstone Capital Growth Fund, incorporated by reference in this Registration Statement.

/s/ Ernst & Young LLP

Cincinnati, Ohio

March 11, 2015